Exhibit 12(b)

                     SOUTHERN INDIANA GAS & ELECTRIC COMPANY
                       Ratio of Earnings to Fixed Charges
                                  (SEC METHOD)
                     FOR TWELVE MONTHS ENDED MARCH 31, 1999

Earnings as defined

Net Income                                                           43,012,272
Add:
   Income Taxes:
     Current:
       Federal                                                       20,374,034
       State                                                          2,958,746
     Deferred (net):
       Federal                                                        3,371,190
       State                                                            847,960
     Deferred investment tax credit, net                             (1,442,997)
   Interest on long-term debt, less AFUDC borrowed                   15,196,373
   Amortization of premium, discount and expense on debt                699,000
   Other Interest                                                     2,805,549
   One-third of rentals charged to operating expense                    548,087
                                                                    -----------

     Earnings as defined                                             88,370,214
                                                                    ===========

Fixed Charges as Defined
   Interest on long-term debt                                        16,627,689
   Amortization of premium, discount, and expense on debt               699,000
   Other Interest                                                     2,805,549
   One-third of rentals charged to operating expense                    548,087
                                                                    -----------
   Fixed charges as defined                                          20,680,325
                                                                    ===========

Ratio of Earnings to Fixed Charges                                       4.2732
                                                                    ===========